Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)		Fee Rate	Amount of Registration Fee(4)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Debt	Debt Securities	Rule 457(o)	US$	19,400,000	100.000%	US$	19,400,000,000	$110.20 per $1,000,000	US$	2,137,880
Fees to Be Paid	Equity	Common Shares	Rule 457(o)		(1)	(1)		(1)	(2)		(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)		(1)	(1)		(1)	(2)		(2)
Fees Previously Paid	N/A	N/A	N/A		N/A	N/A		N/A			N/A
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)		$600,000,000			$600,000,000				F-3	333-259240	9/28/2021	US$	65,460
	Total Offering Amounts(4)							$20,000,000,000		US$	2,137,880
	Total Fees Previously Paid(1)										—
	Total Fee Offsets									$
	Net Fee Due									US$	2,137,880

(1)	There is being registered hereunder an indeterminate number of securities of Canadian Imperial Bank of Commerce (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance. This Registration Statement also covers an indeterminate amount of common shares of the Registrant as may be issued upon exercise, conversion or exchange of any class or series of debt securities that provide for such issuance. Separate consideration may not be received for these securities.

(2)	This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed US$20,000,000,000, or the equivalent thereof in one or more foreign currencies.

(4)	Pursuant to Rule 415(a)(6) of the Securities Act, the US$20,000,000,000 of securities covered by this registration statement includes US$600,000,000 of unsold securities (the “unsold securities”) that previously were registered by the Registrant on Form F-3 under the Securities Act (File No. 333-259240), initially filed with the Commission on September 1, 2021, as amended by Pre-Effective Amendment No. 1 filed on September 17, 2021 and Pre-Effective Amendment No. 2 filed on September 24, 2021, and declared effective on September 28, 2021 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of US$1,091,000, of which US$169,680 was carried forward and US$921,320 was paid in connection with the filing of the Prior Registration Statement. The US$65,460 previously paid filing fee associated with the offering US$600,000,000 of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this Registration Statement. The Registrant paid US$2,137,880 in connection with the initial filing of this Registration Statement on July 28, 2023, and no additional filing fee is due in connection with the filing of this Pre-Effective Amendment No. 1. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.